                                                                      EXHIBIT 11

                                 HBO & COMPANY

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                    FOR THE THREE MONTHS    FOR THE NINE MONTHS
                                                                           ENDED                   ENDED
                                                                       SEPTEMBER 30,           SEPTEMBER 30,
                                                                   ----------------------  ----------------------
                                                                      1997        1996        1997        1996
                                                                   ----------  ----------  ----------  ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING.............     198,611     191,760     196,816     191,109
ADD: Shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to
     the computation of primary earnings per share...............       6,109       8,012       5,142       7,622
                                                                   ----------  ----------  ----------  ----------
NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING........     204,720     199,772     201,958     198,731
ADD: Additional shares of common stock assumed issued upon
     exercise of stock options using the "treasury stock" method as it applies to the computation of fully diluted earnings
     per share...................................................      --             637         828         745
                                                                   ----------  ----------  ----------  ----------
NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING
  ASSUMING FULL DILUTION.........................................     204,720     200,409     202,786     199,476
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
NET EARNINGS FOR PRIMARY AND FULLY DILUTED EARNINGS PER SHARE....  $   51,194  $   16,177  $  112,001  $   61,415
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
EARNINGS PER SHARE:
  PRIMARY........................................................  $      .25  $      .08  $      .55  $      .31
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
  FULLY DILUTED..................................................  $      .25  $      .08  $      .55  $      .31
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

    All prior periods have been restated to reflect the 1997 acquisitions of AMISYS Managed Care Systems, Inc. and Enterprise Systems, Inc. in pooling transactions.

    All share and per share amounts have been restated to reflect the 1997 two-for-one stock split effected in the form of a stock dividend.

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